EXHIBIT 23.3
                                                                    ------------



                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Triarc Companies, Inc. on Form S-8 of our report dated March 11, 2002, with respect to the consolidated financial statements of MCM Capital Group, Inc. as of and for the year ended December 31, 2001, included at page 1 of Exhibit 99.1 to the 2001 Annual Report on Form 10-K of Triarc Companies, Inc.


/s/ BDO SEIDMAN, LLP


Orange County, California
July 29, 2002